Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

WELLS FARGO BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

A National Banking Association	94-1347393
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification Number)

101 North Phillips Avenue Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip code)

Wells Fargo & Company

Law Department, Trust Section

MAC N9305-175

Sixth Street and Marquette Avenue, 17th Floor

Minneapolis, Minnesota 55479

(612) 667-4608

(Name, address and telephone number of agent for service)

The Goodyear Tire & Rubber Company

(Exact name of obligor as specified in its charter)

Ohio	34-0253240
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

200 Innovation Way Akron, Ohio	44316-0001
(Address of principal executive offices)	(Zip code)

Debt Securities

and Guarantees of Debt Securities

(Title of the indenture securities)

GUARANTORS

Exact Name of Obligor as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address of Principal Executive Offices
Celeron Corporation	Delaware	51-0269149	200 Innovation Way Akron, Ohio 44316 (330) 796-2121

Divested Companies Holding Company	Delaware	51-0304855	200 Innovation Way Akron, Ohio 44316 (330) 796-2121

Divested Litchfield Park Properties, Inc.	Arizona	51-0304856	200 Innovation Way Akron, Ohio 44316 (330) 796-2121

Goodyear Export Inc.	Delaware	26-2890770	200 Innovation Way Akron, Ohio 44316 (330) 796-2121

Goodyear Farms, Inc.	Arizona	86-0056985	200 Innovation Way Akron, Ohio 44316 (330) 796-2121

Goodyear International Corporation	Delaware	34-0253255	200 Innovation Way Akron, Ohio 44316 (330) 796-2121

Goodyear Western Hemisphere Corporation	Delaware	34-0736571	200 Innovation Way Akron, Ohio 44316 (330) 796-2121

Raben Tire Co., LLC	Indiana	35-1162941	200 Innovation Way Akron, Ohio 44316 (330) 796-2121

T&WA, Inc.	Kentucky	62-1723160	200 Innovation Way Akron, Ohio 44316 (330) 796-2121

Goodyear Canada Inc.	Ontario	Not applicable	450 Kipling Avenue Toronto Ontario M8Z 5E1 Canada (416) 201-4300

Item 1. General Information.

Furnish the following information as to the trustee –

(a) Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Treasury Department

Washington, D.C.

Federal Deposit Insurance Corporation

Washington, D.C.

Federal Reserve Bank of San Francisco

San Francisco, California 94120

(b) Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations with the obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15. Foreign Trustee.

Identify the order or rule pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified under the Act.

Not applicable.

Item 16. List of exhibits.

List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the trustee as now in effect.*

Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence for Wells Fargo Bank, National Association, dated November 1, 2019.*

Exhibit 3.	A copy of the Comptroller of the Currency Certification of Fiduciary Powers for Wells Fargo Bank, National Association, dated November 1, 2019.*

Exhibit 4.	A copy of the existing bylaws of the trustee.*

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

*

Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25.1 to the Filing S-3ASR dated December 20, 2019 of Cboe Global Markets, Inc., file number 333-235649.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, and State of Illinois, on the 11th day of May, 2020.

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Gregory S. Clarke
Name: Gregory S. Clarke
Title: Vice President

EXHIBIT 6

May 11, 2020

Securities and Exchange Commission

Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Gregory S. Clarke
Gregory S. Clarke Vice President

EXHIBIT 7

Consolidated Report of Condition of

Wells Fargo Bank National Association

of 101 North Phillips Avenue, Sioux Falls, SD 57104

And Foreign and Domestic Subsidiaries,

at the close of business December 31, 2019, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$21,178
Interest-bearing balances		119,085
Securities:
Held-to-maturity securities		153,873
Available-for-sale securities		251,838
Equity Securities with readily determinable fair value not held for trading		96
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		57
Securities purchased under agreements to resell		60,355
Loans and lease financing receivables:
Loans and leases held for sale		16,488
Loans and leases, net of unearned income	927,231
LESS: Allowance for loan and lease losses	9,284
Loans and leases, net of unearned income and allowance		917,947
Trading Assets		61,182
Premises and fixed assets (including capitalized leases)		11,822
Other real estate owned		296
Investments in unconsolidated subsidiaries and associated companies		13,242
Direct and indirect investments in real estate ventures		110
Intangible assets		36,032
Other assets		49,318

Total assets		$1,712,919

LIABILITIES
Deposits:
In domestic offices		$1,326,735
Noninterest-bearing	399,083
Interest-bearing	927,652
In foreign offices, Edge and Agreement subsidiaries, and IBFs		55,403
Noninterest-bearing	748
Interest-bearing	54,655
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		4,283
Securities sold under agreements to repurchase		5,593

Dollar Amounts In Millions
Trading liabilities	9,458
Other borrowed money
(Includes mortgage indebtedness and obligations under capitalized leases)	100,635
Subordinated notes and debentures	11,937
Other liabilities	31,482

Total liabilities	$1,545,526

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	519
Surplus (exclude all surplus related to preferred stock)	114,728
Retained earnings	51,071
Accumulated other comprehensive income	1,028
Other equity capital components	0

Total bank equity capital	167,346
Noncontrolling (minority) interests in consolidated subsidiaries	47

Total equity capital	167,393

Total liabilities, and equity capital	$1,712,919

I, John R. Shrewsberry, Sr. EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

John R. Shrewsberry

Sr. EVP & CFO

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Directors

James H. Quigley

Theodore F. Craver, Jr.

Juan A. Pujadas